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                                                                    Exhibit 23.2


                         INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Registration Statement on Form F-3 of Consolidated Water Co. Ltd. of our report dated April 16, 2003 on the combined financial statements of DesalCo Limited, Ocean Conversion (Cayman) Limited, and Ocean Conversion (BVI) Ltd., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche

George Town, Cayman Islands